Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

                                                   ____________________
Michael A. Cane*         Stephen F.X. O'Neill**    Gary R. Henrie+
Leslie L. Kapusianyk**   Michael H. Taylor***      Preston R. Brewer++

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, NV 89102

June 27, 2001

Legal Access Technologies, Inc.
2300 W. Sahara Ave., Suite 500
Las Vegas Nevada 89102
Attention: Steven D. Fellows, CFO

Re: Legal Access Technologies, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Legal Access Technologies, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock issued through its Incentive Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, we are of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued option agreement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
------------------------------
Michael A. Cane, attorney and
Managing Member

     *Licensed Nevada, California, Washington and Hawaii State Bars ** British Columbia Bar only; ***Nevada and British Columbia Bars;
                  +Utah Bar only; ++California Bar only

Legal Access Technologies, Inc.
June 27, 2001
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
----------------------------
Michael A. Cane, attorney and
Managing Member


                                2